Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements of Revolution Lighting on Forms S-3 (No. 333-140286 and No. 333-199510) and Forms S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778, No. 333-172289, No. 333-188719, No. 333-197843, and No. 333-204172) of our report dated April 27, 2015 on our audit of the financial statements of Energy Source, LLC as of and for the year ended December 31, 2014, all included in this Current Report on Form 8-K.

Restivo Monacelli LLP

Providence, Rhode Island

October 19, 2015